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                             GOODMAN & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
 Member: Summit International                         Virginia Offices
Associated Offices in Principal                 Norfolk/Newport News/Richmond
 U.S. and International Cities                Colonial Heights/Petersburg/McLean


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the use in this Registration Statement on Form S-8, by reference incorporated herein of the financial statements included in Form 10-KSB, of our report dated January 23, 1998, with respect to the financial statements of Sports-Guard, Inc., for the year ended September 30, 1997, and the period from July 11, 1994 (inception) to September 30, 1997.



                                             /s/ Goodman & Company, LLP


7301 Forest Avenue
Richmond, Virginia
March 11, 1998